UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 3, 2014

Concurrent Computer Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Concurrent Computer Corporation (the “Company”) on October 24, 2013 (the “Original Report”).  The sole purpose of this amendment is to disclose the Company’s determination as to how frequently it will hold future advisory votes on executive compensation.  No other modifications or updates have been made to the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2013 annual meeting of the Company, the Company stockholders voted on, among other matters, an advisory proposal on the frequency of holding future advisory votes on executive compensation (“Say on Frequency”). The Company filed the Original Report setting forth the result, among other matters, of the stockholder vote on Say on Frequency.  As previously disclosed in the 8-K referenced above, the stockholders voted at the annual meeting to hold future advisory votes on executive compensation every year.  The Board of Directors has determined that the Company will include an advisory vote on executive compensation in the Company’s proxy materials once every year until such time as another Say on Frequency vote is held, in accordance with Rule 14(a)(2) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2014

CONCURRENT COMPUTER CORPORATION
(Registrant)

	By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer and Executive Vice President of Operations